                                  SCHEDULE 14A

                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:

[ ] Preliminary Proxy Statement


[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              SAPIENT CORPORATION
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                              SAPIENT CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 8, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Sapient Corporation, a Delaware corporation (the "Company"), will be held on Friday, May 8, 1998, at 10:00 a.m., at The Harvard Club, 374 Commonwealth Avenue, Boston, Massachusetts for the purpose of considering and voting upon the following matters:

     1. To elect two Class II Directors for the ensuing three years;


     2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 40,000,000 to 100,000,000;



     3. To approve the Company's 1998 Stock Incentive Plan and the reservation of 2,000,000 shares of Common Stock for issuance thereunder;



     4. To approve an amendment to the Company's 1996 Employee Stock Purchase Plan increasing the number of shares of Common Stock reserved for purchase thereunder from 300,000 to 660,000, and making the other changes described herein;


     5. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the current year; and

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the meeting.

     The Board of Directors has fixed the close of business on Monday, March 30, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By order of the Board of Directors,

                                          JERRY A. GREENBERG
                                          Secretary

Cambridge, Massachusetts

April 8, 1998


     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              SAPIENT CORPORATION

                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sapient Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, May 8, 1998, at 10:00 a.m., at The Harvard Club, 374 Commonwealth Avenue, Boston, Massachusetts and at any adjournments thereof (the "Meeting").


     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.



     At the close of business on March 30, 1998, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 24,418,360 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.


     All share numbers in this Proxy Statement are adjusted to reflect a two-for-one stock split effected by the Company as a 100% stock dividend distributed on March 9, 1998 to stockholders of record on February 20, 1998.


     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1997 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 8, 1998. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION: INVESTOR RELATIONS, ONE MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS 02142. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.


VOTES REQUIRED

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the proposed amendment to the Company's Amended and Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to: (i) approve the Company's 1998 Stock Incentive Plan, (ii) approve the proposed amendments to the Company's 1996 Employee Stock Purchase Plan and (iii) ratify the appointment of the Company's independent auditors for the current year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a plurality or a majority of the shares voting on a matter. However, because shares which abstain and shares represented by broker non-votes are nonetheless considered outstanding shares, abstentions and broker non-votes with respect to the proposed amendment of the Company's Amended and Restated Certificate of Incorporation will have the same effect as a vote against such proposed amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 28, 1998 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) Messrs. Greenberg and Moore, the Co-Chief Executive Officers of the Company, and the two other executive officers listed in the Summary Compensation Table set forth under the caption "Compensation of Executive Officers" below (the "Named Executive Officers"), and (iv) the directors and executive officers of the Company as of February 28, 1998 as a group.

                                                                    AMOUNT AND NATURE OF
                                                                  BENEFICIAL OWNERSHIP(1)
                                                              --------------------------------
                                                                                    PERCENT OF
                      BENEFICIAL OWNER                        NUMBER OF SHARES        CLASS
                      ----------------                        ----------------      ----------
5% STOCKHOLDERS

Jerry A. Greenberg..........................................      6,580,830(2)         27.0%
  Co-Chief Executive Officer
  c/o Sapient Corporation
  One Memorial Drive
  Cambridge, Massachusetts 02142

J. Stuart Moore.............................................      6,486,210(3)         26.6%
  Co-Chief Executive Officer
  c/o Sapient Corporation
  One Memorial Drive
  Cambridge, Massachusetts 02142

Pilgrim Baxter & Associates, Ltd. ..........................      1,332,000(4)          5.5%
  825 Duportail Road
  Wayne, PA 19087

OTHER DIRECTORS

R. Stephen Cheheyl..........................................          7,600               *
Darius W. Gaskins, Jr. .....................................          7,600               *
Bruce D. Parker.............................................          7,600               *
Carl S. Sloane..............................................          7,600               *

                                                                    AMOUNT AND NATURE OF
                                                                  BENEFICIAL OWNERSHIP(1)
                                                              --------------------------------
                                                                                    PERCENT OF
                      BENEFICIAL OWNER                        NUMBER OF SHARES        CLASS
                      ----------------                        ----------------      ----------
OTHER NAMED EXECUTIVE OFFICERS
Sheeroy D. Desai............................................        392,704             1.6%
Susan D. Johnson............................................         29,300               *
All executive officers and directors as a group
  (12 persons)..............................................     13,983,532            56.8%

---------------
 *  Less than 1%

(1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise noted. Includes the following number of shares issuable within the 60-day period following February 28, 1998 pursuant to the exercise of options: Mr. Cheheyl (5,000); Mr. Gaskins (5,000); Mr. Parker (5,000); Mr. Sloane (5,000); Mr. Desai (94,000); Ms.
    Johnson (20,500); and all executive officers and directors as a group (272,600). As of February 28, 1998, there were 24,361,540 shares outstanding.

(2) Includes 368,344 shares held by the Jerry A. Greenberg Three-Year Qualified Annuity Trust-1996, 1,782,904 shares held by the Jerry A. Greenberg Eight-Year Qualified Annuity Trust-1996 and 517,082 shares held by the Jerry
    A. Greenberg Three-Year Qualified Annuity Trust-1997, of which trusts Mr. Greenberg is a co-trustee with Samuel C. Sichko and over which shares Mr. Greenberg shares voting and/or investment control.

(3) Includes (i) 1,902,304 shares held by the J. Stuart Moore Eight-Year Qualified Annuity Trust-1996, of which Mr. Moore is the sole trustee and over which Mr. Moore has sole voting and investment control, (ii) 428,000 shares held by the J. Stuart Moore Two-Year Qualified Annuity Trust-1996, 26,666 shares held by the J. Stuart Moore Remainder Trust and 400,000 shares held by the J. Stuart Moore Two-Year Qualified Annuity Trust-1998, of which trusts Mr. Moore is a co-trustee and over which shares Mr. Moore shares investment control, (iii) 11,410 shares held by the J. Stuart Moore Irrevocable Trust, of which Mr. Moore's wife is a co-trustee and over which shares Mr. Moore's wife shares voting and/or investment control and (iv) 540,000 shares held by the J. Stuart Moore Gift Trust of 1995, over which shares Mr. Moore does not have voting or investment control but in which shares Mr. Moore has a beneficial interest. Mr. Moore disclaims beneficial ownership of the shares held by the trusts except to the extent of his proportionate pecuniary interest therein.

(4) The information reported is based on a Schedule 13G, dated February 13, 1998, filed with the Securities and Exchange Commission by Pilgrim Baxter & Associates, Ltd ("Pilgrim"). Pilgrim is a registered investment advisor, in which capacity it has sole voting power over 1,096,200 shares and sole dispositive power over 1,332,000 shares.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors, whose terms expire in 2000, two Class II directors, whose terms expire at the Meeting, and two Class III directors, whose terms expire in 1999 (in all cases subject to the election and qualification of their successors or their earlier death, resignation or removal).


     The persons named in the enclosed proxy will vote each proxy for the election of Darius W. Gaskins, Jr. and J. Stuart Moore as Class II directors, unless authority to vote for the election of either or both of the nominees is withheld by marking the proxy to that effect. Messrs. Gaskins and Moore are both currently directors of the Company.


     Each Class II director will be elected to hold office until the Company's annual meeting of stockholders to be held in 2001 and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if either nominee should be unable or unwilling to stand for election, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable to serve if elected.

     All of the Company's directors are listed below with their principal occupation and business experience for the past five years, the names of other publicly held companies of which they serve as a director, age and length of service as a director of the Company.


                                                    PRINCIPAL OCCUPATION, OTHER BUSINESS
                                 DIRECTOR           EXPERIENCE DURING PAST FIVE YEARS AND
          NAME             AGE    SINCE                      OTHER DIRECTORSHIPS
          ----             ---   --------           -------------------------------------

NOMINEES FOR TERMS EXPIRING IN 2001 (CLASS II DIRECTORS)

Darius W. Gaskins, Jr....  58      1995     Mr. Gaskins is a founding partner of Carlisle, Fagan,
                                            Gaskins & Wise, Inc., a management consulting firm,
                                            which was formed in May 1993. Since June 1991, Mr.
                                            Gaskins has also been a partner of High Street
                                            Associates, Inc., which owns and manages specialty
                                            chemical companies. Mr. Gaskins is a director of
                                            Anacomp Inc., UNR Industries, Inc. and Northwestern
                                            Steel and Wire Company.

J. Stuart Moore..........  36      1991     Mr. Moore co-founded the Company in 1991 and has
                                            served as Co-Chairman of the Board of Directors and
                                            Co-Chief Executive Officer of the Company since its
                                            inception in 1991.

DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS III DIRECTORS)

R. Stephen Cheheyl.......  52      1996     From October 1994 until he retired on December 31,
                                            1995, Mr. Cheheyl served as Executive Vice President,
                                            Business Operations, of Bay Networks, Inc., a
                                            manufacturer of computer networking products, which
                                            was formed through the merger of Wellfleet
                                            Communications, Inc. and Synoptics Communications,
                                            Inc. From December 1990 to October 1994, Mr. Cheheyl
                                            served as Senior Vice President, Finance and
                                            Administration of Wellfleet. Mr. Cheheyl is a
                                            director of Auspex Systems, Inc., ON Technology
                                            Corporation and Infinium Software, Inc.

Carl S. Sloane...........  61      1995     Mr. Sloane is the Ernest L. Arbuckle Professor of
                                            Business Administration at Harvard University's
                                            Graduate School of Business Administration, where he
                                            has been a member of the faculty since September
                                            1991. Mr. Sloane is a director of Ionics, Inc.

                                                    PRINCIPAL OCCUPATION, OTHER BUSINESS
                                 DIRECTOR           EXPERIENCE DURING PAST FIVE YEARS AND
          NAME             AGE    SINCE                      OTHER DIRECTORSHIPS
          ----             ---   --------           -------------------------------------

DIRECTORS WHOSE TERMS EXPIRE IN 2000 (CLASS I DIRECTORS)

Jerry A. Greenberg.......  32      1991     Mr. Greenberg co-founded the Company in 1991 and has
                                            served as Co-Chairman of the Board of Directors and
                                            Co-Chief Executive Officer of the Company since its
                                            inception in 1991.

Bruce D. Parker..........  50      1995     Since December 1997, Mr. Parker has been Senior Vice
                                            President and Chief Information Officer at United
                                            Airlines, Inc. From September 1994 to December 1997,
                                            Mr. Parker was Senior Vice President -- Management
                                            Information Systems and Chief Information Officer at
                                            Ryder System, Inc., a transportation company. From
                                            April 1993 to September 1994, Mr. Parker served as a
                                            Vice President of American Airlines, Inc. and as
                                            President of its Sabre Development Services Division.
                                            Mr. Parker served as a Vice President of Sabre
                                            Computer Services Division from 1988 until April
                                            1993.


     For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met seven times (including by telephone conference) during 1997. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

     The Company has a standing Audit Committee, which is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held five meetings during 1997. The Audit Committee is currently comprised of Messrs. Cheheyl and Parker, each a non-employee director.


     The Company has a standing Compensation Committee, which is responsible for reviewing the Company's overall compensation policies and approving the compensation of the Company's executive officers. The current members of the Compensation Committee are Messrs. Parker and Sloane, each a non-employee director. The Compensation Committee held one meeting during 1997.


DIRECTOR COMPENSATION


     Each non-employee director is paid $3,000 for attendance in person at each Board meeting and $750 for attendance in person at any committee meeting that is not held on the same day as a Board meeting. If a director participates by telephone, rather than in person, one-half of such amount is paid. In addition, each non-employee director is reimbursed for expenses incurred in connection with attending meetings. Directors receive no other cash compensation for serving as directors.


     On July 17, 1997, each of the Company's four non-employee directors was granted a stock option under the Company's 1996 Equity Stock Incentive Plan to acquire 4,000 shares of Common Stock at an exercise price of $27.375 per share, which the Board determined to be the fair market value of the Common Stock on such date. Such options vest in four equal annual installments starting on the first anniversary of the date of grant.

     In February 1996, the Board adopted and the stockholders approved the 1996 Director Stock Option Plan (the "Director Plan"), pursuant to which each new non-employee director elected to the Board of Directors in the future will be granted, upon his or her initial election as a director, an option to purchase 10,000 shares of Common Stock. All options granted under the Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant, will vest over a four-year period, provided the optionholder continues to serve as a director of the Company, and will expire ten years from the date of grant (subject to earlier termination in the event the optionee ceases to serve as a director of the Company). No options have been granted under the Director Plan, which provides for the issuance of a maximum of 60,000 shares.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE


     The following table sets forth certain information with respect to the compensation paid in each of the last three fiscal years to the Named Executive Officers.


                                                                           LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                         -------------
                                                                           NUMBER OF
                                                                            SHARES
                                              ANNUAL COMPENSATION(1)      UNDERLYING       ALL OTHER
              NAME AND                        -----------------------        STOCK        COMPENSATION
         PRINCIPAL POSITION           YEAR    SALARY($)     BONUS($)     OPTIONS(#)(2)       ($)(3)
         ------------------           ----    ----------    ---------    -------------    ------------
Jerry A. Greenberg..................  1997     $50,000      $107,396          0              $  470
  Co-Chairman of the Board and        1996      50,000       106,567          0                   0
  Co-Chief Executive Officer          1995      50,000       110,500          0                   0

J. Stuart Moore.....................  1997     $50,000      $107,396          0              $1,250
  Co-Chairman of the Board and        1996      50,000       106,567          0               1,250
  Co-Chief Executive Officer          1995      50,000       110,500          0                   0

Sheeroy D. Desai....................  1997     $50,000      $109,650          0              $1,250
  Executive Vice President            1996      50,000        94,900          0               1,172
                                      1995      50,000        80,750          0               1,250

Susan D. Johnson....................  1997     $60,000      $ 67,750       40,000            $1,250
  Chief Financial Officer             1996      60,000        43,875          0               1,250
                                      1995      60,000        26,230       30,000             1,250

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus for the Named Executive Officer for such year.

(2) The Company has never granted any stock appreciation rights.

(3) Amounts shown in this column represent the Company's matching contributions under the Company's 401(k) Plan.

     Each Named Executive Officer has executed agreements which prohibit them from competing with the Company for a period of 12 months following termination of their employment with the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR


     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1997 by the Company to the Named Executive Officers.



                                                           INDIVIDUAL GRANTS
                       -----------------------------------------------------------------------------------------
                                       PERCENT OF
                       NUMBER OF         TOTAL                                    POTENTIAL REALIZABLE VALUE AT
                       SECURITIES       OPTIONS                                      ASSUMED ANNUAL RATES OF
                       UNDERLYING      GRANTED TO      EXERCISE                    STOCK PRICE APPRECIATION FOR
                         OPTION        EMPLOYEES        OR BASE                           OPTION TERM(3)
                        GRANTED        IN FISCAL         PRICE      EXPIRATION    ------------------------------
        NAME             (#)(1)           YEAR         ($/SH)(2)       DATE          5%($)            10%($)
        ----           ----------    --------------    ---------    ----------    ------------    --------------
Jerry A. Greenberg...     --            --                --           --             --               --
J. Stuart Moore......     --            --                --           --             --               --
Sheeroy D. Desai.....     --            --                --           --             --               --
Susan D. Johnson.....    10,000            .48%         $ 20.25       1/14/07       $127,351        $  322,733
                         30,000           1.43%         $25.875      12/15/07       $488,179        $1,237,143


---------------
(1) Represents options granted pursuant to the Company's 1996 Equity Stock Incentive Plan. Options granted become exercisable in four equal installments commencing on the first anniversary of the date of grant.

(2) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the 10-year term. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, the optionholder's continued employment through the option period and the date on which the options are exercised.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table summarizes, for each of the Named Executive Officers, the number of shares acquired on exercise of options during the fiscal year ended December 31, 1997, the aggregate dollar value realized upon such exercise and the number and value of unexercised options held by such officers on December 31, 1997.


                                                             NUMBER OF SHARES
                                                                UNDERLYING        VALUE OF UNEXERCISED
                                                               UNEXERCISED        IN-THE-MONEY OPTIONS
                                  NUMBER OF                      OPTIONS           AT FISCAL YEAR-END
                                   SHARES        VALUE      AT FISCAL YEAR-END        EXERCISABLE/
                                 ACQUIRED ON    REALIZED       EXERCISABLE/          UNEXERCISABLE
             NAME                EXERCISE(#)     ($)(1)      UNEXERCISABLE(#)            ($)(2)
             ----                -----------    --------    ------------------    --------------------
Jerry A. Greenberg(3)..........      --            --              --                      --
J. Stuart Moore(3).............      --            --              --                      --
Sherroy D. Desai...............    10,000       $260,225      72,000/128,000      $2,101,510/3,733,080
Susan D. Johnson...............       0            0          17,000/ 76,000      $  484,750/1,219,875


---------------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Represents the difference between the last reported sale price per share ($30.625) of the Common Stock on December 31, 1997, as reported on the Nasdaq National Market, and the exercise price.

(3) Messrs. Greenberg and Moore do not participate in the Company's stock plans.

REPORT ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors is responsible for reviewing the Company's overall compensation policies and, with the input of the Company's Co-Chief Executive Officers, setting the compensation of the Company's executive officers. Throughout 1997, the Compensation Committee was comprised solely of non-employee directors. Until October 30, 1997, all four of the Company's non-employee directors were members of both the Compensation Committee and the Audit Committee. On October 30, 1997, the Board reallocated the committee responsibilities among the non-employee directors. Since that reallocation, the members of the Compensation Committee have been Messrs. Parker and Sloane.


  Compensation Philosophies and Goals

     The Company's executive compensation program for 1997, which consisted of a combination of base salary, cash bonuses and stock options, was designed in large part to align executive incentives with the Company's strategic goal of achieving high levels of client satisfaction. Accordingly, more than half of the total cash compensation of the Company's senior executives involved in the delivery of client projects in 1997 was directly linked to the Company's measurements of client satisfaction. By tying compensation to the achievement of one of the Company's core objectives and fundamental values, the Company believes that a performance-oriented environment is created for its executives and other employees.


     The Company's executive compensation program for 1997 was also intended to align executive and shareholder interests by providing executives with an equity interest in the Company through the granting of stock options. Consistent with this purpose, because Messrs. Greenberg and Moore, the Company's founders, each already holds a significant equity stake in the Company, they do not participate in the Company's stock option plans. The size of option grants was recommended by the Co-Chief Executive Officers to the Compensation Committee for approval. The Compensation Committee based its review of such recommended grants on various factors, including the executive's responsibilities, the executive's past, present and expected contributions to the Company and the executive's current stock and option holdings.


     The Company also seeks to structure its executive compensation program in a manner which will reward executives for the achievement of the Company's business objectives as well as for individual performance and will enable the Company to attract and retain key executives.

  Compensation in Fiscal 1997

     Cash Compensation

     In keeping with the Company's desire to create a performance-oriented environment through its compensation programs, the bonus component of the cash compensation payable to the Company's executive officers is generally greater than the base salary component. Base salaries of the executive officers for 1997 were subjectively determined by the Compensation Committee.


     The Company adopted an executive bonus plan for 1997 which covered the executive officers and other senior management of the Company who are involved in the delivery of client projects. Under the bonus plan, which was amended by the Company during the year in order to better align the Company's compensation policies with its objectives, the Co-Chief Executive Officers recommended to the Compensation Committee for approval the target amount of bonus compensation payable to each participant for the year. Each participant's actual bonus compensation was then determined based on the following factors:



     - Client Satisfaction. Sixty percent of each participant's bonus compensation was based on a weighted average of the participant's client satisfaction rating, measured against the target client satisfaction rating. Each participant's rating was based on the Company's measurements of client satisfaction throughout the year, which were collected by the Company in writing in connection with each client project.

     - Office Communications. Twenty percent of each participant's bonus compensation was based on the participant's office communications rating, measured against the target office communications rating. These ratings were measured quarterly through office ratings and Company-wide employee surveys.



     - Revenues. The remaining twenty percent of each participant's bonus compensation was based on the Company's achievement of a revenue target.



     In order to receive 100% of the bonus compensation allocable to each factor, a participant's client satisfaction and office communications ratings had to meet the internal target ratings set by the Company's senior management and the Company had to meet its revenue target. If performance exceeded the established target for any of the factors, the bonus amount with respect to such factor would increase. If performance was below the established target for any of the factors, the bonus amount with respect to such factor would decrease, provided that (i) no amount with respect to the office communications factor would be payable if the participant's rating was below a specified minimum and
(ii) no amount with respect to the revenue factor would be payable if the Company did not meet its revenue target.



     Because the Company's Chief Financial Officer is not directly involved in the delivery of client projects, her bonus compensation was determined with reference to both objective and subjective factors recommended by the Co-Chief Executive Officers to the Compensation Committee for approval. These factors were intended to provide a direct link between the Chief Financial Officer's compensation and her role in helping the Company attain annual performance measures. For 1997, these factors were the achievement of key financial metrics and management of internal budget controls and other departmental objectives.



     In February 1998, the Compensation Committee reviewed the Company's and each executive officer's performance against the objective criteria described above. Based on this review, and in accordance with the criteria described above, bonus payments were approved to each executive officer ranging from approximately 83% to 97% of his or her full target bonus. As indicated in the Summary Compensation Table, Messrs. Greenberg and Moore each received a bonus of $107,396 in 1997.


     Incentive Compensation


     In light of the existing stock and option holdings of each of the Named Executive Officers, options were not granted to any of the Named Executive Officers in 1997 other than the Chief Financial Officer, as indicated in the Option Grants in Last Fiscal Year table.


  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company has structured the 1998 Stock Incentive Plan to qualify income received upon the exercise of stock options granted under that plan as performance-based compensation. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of the Company's compensation program in a manner designed to permit deductibility for federal income tax purposes.

                                          R. Stephen Cheheyl
                                          Darius W. Gaskins, Jr.
                                          Bruce D. Parker
                                          Carl S. Sloane

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from April 3, 1996 (the date the Common Stock of the Company was registered under the Securities Exchange Act of 1934, as amended) through December 31, 1997 with the cumulative total return on (i) the Nasdaq Composite Index and (ii) the GSTI Computer Services Index. The comparison assumes the investment of $100 on April 3, 1996 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

                              [PERFORMANCE GRAPH]



                            4/3/96   6/30/96   9/30/96  12/31/96  3/31/97  6/30/97  9/30/97  12/31/97

Sapient Corporation           100    132.03    139.06    131.64     100     154.69   158.98   191.41
Nasdaq Composite Index        100    106.20    109.95    115.70   109.49    129.24   151.07   140.73
GSTI Computer Services Index  100    105.32    113.70    102.94    92.76    109.34   103.37   117.80

                 PROPOSAL 2 -- APPROVAL OF AMENDMENT INCREASING
                            AUTHORIZED COMMON STOCK


     On March 24, 1998, the Board of Directors of the Company approved, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 40,000,000 to 100,000,000 shares.



     THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.



     The authorized Common Stock of the Company currently consists of 40,000,000 shares, $.01 par value per share, of which (i) 24,206,570 shares were outstanding as of December 31, 1997 and (ii) 5,417,000 additional shares were reserved for issuance as of December 31, 1997 pursuant to the Company's existing stock plans. If the 1998 Stock Incentive Plan and the amendment to the 1996 Employee Stock Purchase Plan are approved at the Meeting, 2,360,000 additional shares would be reserved for issuance under such plans. In addition, on March 13, 1998, the Company filed a registration statement with the Securities and Exchange Commission covering the issuance by the Company of up to 653,125 shares of Common Stock (including shares issuable upon exercise of an option to purchase additional shares solely to cover over-allotments) in connection with a proposed public offering.



     The Board believes that the authorization of additional shares of Common Stock is desirable to provide shares for issuance in connection with the exercise of stock options expected to be granted under the Company's stock option and stock purchase plans, including the 1998 Stock Incentive Plan and the amended 1996 Employee Stock Purchase Plan, and in connection with possible future stock dividends, financings, joint ventures, acquisitions and other general corporate purposes. Other than as described above, however, there are no existing plans, understandings or agreements for the issuance of any shares of Common Stock. If the amendment is adopted by the stockholders, the Board of Directors will have authority to issue shares of Common Stock without the necessity of further stockholder action. Holders of the Common Stock have no preemptive rights with respect to any shares which may be issued in the future.


     Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment to the Company's Amended and Restated Certificate of Incorporation.

              PROPOSAL 3 -- APPROVAL OF 1998 STOCK INCENTIVE PLAN


     On March 24, 1998, the Board of Directors of the Company adopted, subject to stockholder approval, the 1998 Stock Incentive Plan (the "1998 Plan"). Up to 2,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1998 Plan.



     The Board of Directors believes that adoption of the 1998 Plan is essential to the Company's ability to maintain a competitive position in attracting, retaining and motivating key personnel. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THAT ADOPTION OF THE 1998 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 1998 PLAN AND THE RESERVATION OF 2,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.



     The 1998 Plan will become effective upon stockholder approval of the 1998 Plan at the Meeting. If the 1998 Plan is not approved by the stockholders, no awards will be granted under the 1998 Plan.

SUMMARY OF THE 1998 PLAN

     The following is a brief summary of the material terms of the 1998 Plan. This summary is qualified in its entirety by reference to the 1998 Plan, a copy of which may be obtained from the Secretary of the Company.

     Description of Awards. The 1998 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 1998 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards. Under the 1998 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

     General Provisions Applicable to Awards. The 1998 Plan authorizes the Board to provide for transferable Awards. In addition, except as otherwise determined by the Board, participants may satisfy withholding tax requirements by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation.


     Eligibility to Receive Awards. Officers, employees (including individuals who have accepted an offer for employment), directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1998 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1998 Plan may not exceed 500,000 shares per calendar year.



     All of the Company's employees, including the eight current executive officers, and all of the Company's directors, including the four current non-employee directors, are eligible to receive Awards under the 1998 Plan. As of December 31, 1997, the Company had 817 full-time employees. The granting of Awards under the 1998 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     Administration. The 1998 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1998 Plan and to interpret the provisions of the 1998 Plan. Pursuant to the terms of the 1998 Plan, the Board of Directors may delegate authority under the 1998 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer certain aspects of the 1998 Plan, including the granting of options to executive officers, and has authorized the Co-CEO's to administer certain aspects of the 1998 Plan, including the grant of Awards to employees who are not executive officers (subject to certain limitations on the maximum number of shares subject to any such Award). Subject to any applicable limitations contained in the 1998 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines
(i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.



     Adjustments. The Board of Directors is required to make appropriate adjustments in connection with the 1998 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. The 1998 Plan also provides for adjustments to be made to Awards if the Common Stock of the Company is converted into or exchanged for cash, securities or other property in connection with a merger, consolidation or statutory share exchange transaction (an "Acquisition Event"). In the case of options, upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding options shall be assumed, or equivalent options substituted, by the acquiring corporation. If the acquiring corporation does not agree to assume, or substitute for, such options, then the Board shall accelerate the exercisability of all outstanding options or provide for a cash out of the value of such options. In the case of restricted stock Awards, upon the occurrence of an Acquisition Event, the 1998 Plan provides that the repurchase rights of the Company shall continue to apply to the cash, securities or other property into which the Common Stock is exchanged for as a result of the Acquisition Event in the same manner and to the same extent as before the Acquisition Event.



     Amendment or Termination. No Award may be made under the 1998 Plan after March 24, 2008, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1998 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.



     On March 31, 1998, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $47.375.


     Federal Income Tax Consequences. For a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1998 Plan and with respect to the sale of Common Stock acquired under the 1998 Plan, see Appendix A.

                    PROPOSAL 4 -- APPROVAL OF AMENDMENTS TO
                       1996 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. Accordingly, in 1996, the Company adopted an Employee Stock Purchase Plan which permits eligible employees to purchase shares of the Company's Common Stock at a discounted price.


     As of March 30, 1998, 172,542 shares remained available for issuance under the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") in a series of semi-annual offerings scheduled to begin during 1998 and 1999. On March 24, 1998, the Board of Directors adopted, subject to stockholder approval, an amendment to the Purchase Plan increasing the total number of shares of Common Stock available for purchase under the Purchase Plan from 300,000 to 660,000 and authorizing an increase in the total number of offerings under the Purchase Plan from six to twelve. If the proposed amendments are approved, the final offering under the Purchase Plan will commence on July 1, 2002.



     The Purchase Plan is also being amended to revise or delete certain existing provisions which make reference to old Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and to change the formula used for calculating the maximum number of shares any participant in an offering may purchase.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE PURCHASE PLAN AND THE RESERVATION OF AN ADDITIONAL 360,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

SUMMARY OF THE PURCHASE PLAN

     The following is a brief summary of the material terms of the Purchase Plan. This summary is qualified in its entirety by reference to the Purchase Plan, a copy of which may be obtained from the Secretary of the Company.


     General. The Purchase Plan provides eligible employees with the opportunity to purchase shares of the Company's Common Stock at a discounted price.



     Eligibility. Each employee of the Company and its eligible subsidiaries, including any officer or director who is also an employee, is eligible to participate in the Purchase Plan, provided he or she (i) is employed by the Company or any eligible subsidiary on the applicable offering commencement date,
(ii) is customarily employed by the Company or any eligible subsidiary for 20 or more hours per week and for more than five months in a calendar year and (iii) has been employed by the Company or any eligible subsidiary for at least one day prior to enrolling in the Purchase Plan. As of January 1, 1998, approximately 800 employees were eligible to participate in the Purchase Plan. The purchase of shares under the Purchase Plan is discretionary, and the Company cannot now determine the number of shares to be purchased in the future by any particular person or group.



     Offerings. The Purchase Plan is implemented through a series of offerings, each of which is six months in length. Currently, a total of six offerings are authorized under the Purchase Plan, three of which have already been completed. If the proposed amendment is approved at the Meeting, the maximum number of offerings will increase to 12. Participants in an offering purchase shares with funds set aside through payroll withholding. An employee may elect to have a percentage from 1% to up to 10% withheld from his or her pay for purposes of purchasing shares under the Purchase Plan, subject to certain limitations on the maximum number of shares that may be purchased.


     Purchase Price. The price at which shares may be purchased during each offering is the lower of (i) 85% of the closing price of the Common Stock as reported on the Nasdaq National Market on the date that the offering commences or (ii) 85% of the closing price of the Common Stock as reported on the Nasdaq National Market on the date that the offering terminates.


     Number of Shares; Adjustments. Currently, an aggregate of 300,000 shares of Common Stock may be issued pursuant to the Purchase Plan, of which 127,458 have already been issued. If the proposed amendment is approved at the Meeting, the maximum number of shares issuable under the Purchase Plan will increase to 660,000 shares. Currently the maximum number of shares which may be issued in any one offering is 50,000 shares, plus any unpurchased shares available from previous offerings. If the proposed amendment is approved, the maximum number of shares which may be issued in each of the six new additional offerings will be 60,000 shares, plus any unpurchased shares available from previous offerings. The Purchase Plan contains provisions relating to adjustments to be made under the Purchase Plan in the event of stock splits and other similar events and certain mergers, acquisitions and other extraordinary corporate transactions involving the Company.


     Administration. The Purchase Plan is administered by the Board of Directors of the Company, which has the authority to make rules and regulations for the administration of the Purchase Plan. Pursuant to the terms of the Purchase Plan, the Board of Directors may delegate authority under the Purchase Plan to a committee of the Board.

     Amendment or Termination. The Board of Directors may at any time terminate or amend the Purchase Plan, provided that no amendment may be made without prior approval of the stockholders of the Company if such approval is required by
Section 423 of the Code, and in no event may any amendment be made which would cause the Purchase Plan to fail to comply with Section 423 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

     For a summary of the United States federal income tax consequences that generally will arise with respect to participation in the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan, see Appendix A.

           PROPOSAL 5 -- RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has selected the firm of KPMG Peat Marwick LLP as independent auditors of the Company for the current fiscal year. KPMG Peat Marwick LLP has served as the Company's independent auditors since 1994. Although stockholder approval of the Board of Director's selection of KPMG Peat Marwick LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board of Directors will reconsider its selection of KPMG Peat Marwick LLP.

     A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

                                 OTHER MATTERS


     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.



     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company reserves the right to retain outside agencies for the purpose of soliciting proxies. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies and the Company will reimburse them for their out-of-pocket expenses in connection with this distribution.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon a review of reports submitted, and representations made, to the Company, the Company believes that during 1997 its executive officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements.


                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING


     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal offices, One Memorial Drive, Cambridge, Massachusetts 02142, no later than December 10, 1998 in order to be considered for inclusion in the proxy statement for that meeting.


                                          By Order of the Board of Directors,

                                          JERRY A. GREENBERG
                                          Secretary


April 8, 1998


     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                  APPENDIX A: FEDERAL INCOME TAX CONSEQUENCES

1998 STOCK INCENTIVE PLAN

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1998 Plan and with respect to the sale of Common Stock acquired under the 1998 Plan.


     Tax Consequences to Participant -- Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.


     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.


     Tax Consequences to Participant -- Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.


     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.


     Tax Consequences to Participant -- Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.



     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.



     Tax Consequences to Participant -- Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the 1998 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, and the participant's holding period and tax basis for the Award or underlying Common Stock.


     Tax Consequences to the Company. The grant of an Award under the 1998 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1998 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1998 Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition, or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 1998 Plan who are employees or otherwise subject to withholding.

1996 EMPLOYEE STOCK PURCHASE PLAN

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan.


     Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.


     If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

          (i) fifteen percent of the fair market value of the Common Stock on the Grant Date; and

          (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

     Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

     If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.


     Tax Consequences to the Company. The offering of Common Stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROXY


                               SAPIENT CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS -- MAY 8, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        Those signing on the reverse side, revoking all prior proxies, hereby appoint(s) Jerry A. Greenberg and J. Stuart Moore, and each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of Sapient Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Friday, May 8, 1998, at 10:00 a.m., Boston time, at The Harvard Club, 374 Commonwealth Avenue, Boston, Massachusetts and at any adjournment thereof.

         PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                          POSTAGE-PAID RETURN ENVELOPE.

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

_________________________________         ______________________________________


_________________________________         ______________________________________


_________________________________         ______________________________________



                                                                     SEE REVERSE
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)            SIDE

  X      Please mark your votes
         as in this example.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5.


1.  To elect two Class II Directors for the         For ____      Withheld ____
    ensuing three years.


                                                   -----------------------------
NOMINEES:  Darius W. Gaskins, Jr.            _____ For both nominees
           and J. Stuart Moore                     except as noted above

2.  To approve an amendment to the           For ___   Against ___   Abstain ___
    Company's Amended and Restated
    Certificate of Incorporation
    increasing the number of authorized
    shares of Common Stock from
    40,000,000 to 100,000,000.

3.  To approve the Company's 1998 Stock      For ___   Against ___   Abstain ___
    Incentive Plan and the reservation
    of 2,000,000 shares of Common Stock
    for issuance thereuder.

4.  To approve an amendment to the           For ___   Against ___   Abstain ___
    Company's 1996 Employee Stock
    Purchase Plan increasing the number
    of shares of Common Stock for
    purchase thereunder from 300,000 to
    660,000 and making the other changes
    described in the proxy statement.

5.  To ratify the appointment of KPMG        For ___   Against ___   Abstain ___
    Peat Marwick LLP as independent
    auditors of the Company for the
    current year.

                                       IN THEIR DISCRETION, THE PROXIES ARE
                                       AUTHORIZED TO VOTE UPON SUCH OTHER
                                       BUSINESS AS MAY PROPERLY COME BEFORE THE
                                       MEETING OR ANY ADJOURNMENT THEREOF.


                                       Mark box at right if comments or      / /
                                       address change have been noted on
                                       the reverse side of the card.

Signature:___________________________  Date:_______________

Signature:___________________________  Date:_______________

                                       Please sign exactly as name appears
                                       hereon. If the stock is registered in the names of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian, or attorney, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.